UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, Denis Toulouse resigned from the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), and on October 20, 2021, the Board appointed Nathalie Portes-Laville to serve as a member of the Board. Mr. Toulouse had served as a designee of TotalEnergies Solar INTL SAS (“TotalEnergies Solar,” an affiliate of TotalEnergies SE or “TotalEnergies”), pursuant to the Affiliation Agreement, dated April 28, 2011, as amended, between TotalEnergies Solar and the Company, and Ms. Portes-Laville is replacing Mr. Toulouse as TotalEnergies Solar’s designee on the Board.

Ms. Portes-Laville serves as a vice president in corporate and project finance for TotalEnergies, based in Paris, France. She has held various positions in finance within TotalEnergies for the past 15 years, first in mergers and acquisitions, then in strategy for the Marketing and Services division of TotalEnergies. She has also served as chief financial officer of TotalEnergies Marketing Puerto Rico, as head of individual shareholders’ relations and as head of pension and employee benefits. During her assignment as head of pension and employee benefits, she was also a director of a French health insurance company.

Prior to joining TotalEnergies, Ms. Portes-Laville worked in mergers and acquisitions at UBS Investment Bank in London. Ms. Portes-Laville is a graduate of Hautes Etudes Commerciales (HEC) business school in France.

Ms. Portes-Laville serves as a Class I director, to serve until the Company’s annual meeting of stockholders to be held in 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

October 21, 2021	By:	/S/ REGAN J. MACPHERSON
	Name:	Regan J. MacPherson
	Title:	Executive Vice President and Chief Legal Officer